UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2020

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (855) 979-2012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On March 6, 2020 (the “Closing Date”), WPX Energy, Inc. (the “Company”) consummated the previously announced acquisition of Felix Energy Holdings II, LLC, a Delaware limited liability company (“Felix”), pursuant to that certain Securities Purchase Agreement, dated December 15, 2019 (the “Purchase Agreement”), by and between the Company and Felix Investments Holdings II, LLC, a Delaware limited liability company (“Felix Parent”), which provided for, among other things, the Company’s acquisition of 100% of the issued and outstanding membership interests of Felix (the ‘‘Acquisition’’). The events described in this Current Report on Form 8-K took place in connection with the closing of the Acquisition.

Item 1.01 Entry into a Material Definitive Agreement.

Stockholders’ Agreement

On the Closing Date, pursuant to the terms of the Purchase Agreement, the Company, Felix Parent, EnCap Energy Capital Fund X, L.P. (“EnCap”) and certain members of Felix’s management team entered into a Stockholders’ Agreement (the ‘‘Stockholders’ Agreement’’). Pursuant to the Stockholders’ Agreement, Felix Parent has the right to nominate up to two directors (the ‘‘Investor Directors’’) for appointment to the board of directors of the Company (the ‘‘Director Nominations’’). The Director Nominations are subject to, among other things, Felix Parent and such members of Felix’s management team continuing to hold a minimum amount of shares of the Company’s common stock (“Common Stock”) and the individual nominees being reasonably acceptable to the Nominating, and Governance, Environmental and Public Policy Committee of the Board (the ‘‘Governance Committee’’) and not prohibited by law. Until the date on which Felix Parent is no longer entitled to designate any Investor Directors to the Board, Felix Parent, EnCap and such members of Felix’s management team have agreed to cause all voting securities of the Company held by such persons or any of EnCap’s controlled affiliates or Felix Parent’s affiliates to be voted in favor of all director nominees nominated by the Governance Committee, against any other nominees and against the removal of any director (other than an Investor Director) unless the Governance Committee so recommends in favor of such removal.

Pursuant to the Stockholders’ Agreement, for a period from its execution through 180 days after the closing, Felix Parent has agreed not to transfer or dispose of (or take other analogous actions in accordance with the terms of the Stockholders’ Agreement) any economic, voting or other rights in or to two-thirds of the shares of the Company’s Common Stock issued to Felix Parent pursuant to the Purchase Agreement, other than certain permitted transfers. The remaining one-third of the shares of the Company’s Common Stock will not be subject to transfer restrictions imposed by the Stockholders’ Agreement.

Pursuant to the Stockholders’ Agreement, EnCap has agreed to customary standstill restrictions in accordance with which, among other things, EnCap has agreed to not acquire, agree or propose or offer to acquire (including through any hedging or other similar transaction) any shares of the Company’s Common Stock or securities that are convertible or exchangeable into (or exercisable for) shares of the Company’s Common Stock (or enter into certain agreements and arrangements as set forth in the Stockholders’ Agreement) to the extent such acquisition results in EnCap owning the greater of the number of shares it owns as of the Closing Date and the percentage of the outstanding shares it owns as of the Closing Date.

The foregoing description of the Stockholders’ Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stockholders’ Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, pursuant to the terms of the Purchase Agreement, the Company and Felix Parent entered into a Registration Rights Agreement (the ‘‘Registration Rights Agreement’’) pursuant to which, among other things and subject to certain restrictions, the Company is required to file with the Securities and Exchange Commission (“SEC”) a registration statement registering for resale the shares of the Company’s Common Stock issued to Felix Parent in connection with the Acquisition and to conduct certain underwritten offerings upon the request of holders of Registrable Securities (as defined therein). The Registration Rights Agreement also provides, among other things, holders of Registrable Securities with certain customary piggyback registration rights.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. As a result of the Acquisition and on the terms and pursuant to the conditions contained in the Purchase Agreement, Felix Parent sold to the Company, and the Company purchased, accepted and paid for, in each case, as a result of the consummation of the transactions contemplated by the Purchase Agreement, 100% of the issued and outstanding membership interests of Felix (the ‘‘Subject Securities’’), free and clear of all encumbrances (other than (i) restrictions on transfer pursuant to applicable securities laws or the organizational documents of Felix and (ii) encumbrances arising by, through or under the Company or its affiliates). The purchase price that the Company paid for the Subject Securities is $2,500,000,000 (the ‘‘Purchase Price’’) consisting of: (i) an amount in cash equal to $900,000,000 and (ii) the issuance of 152,963,671 unregistered, fully paid, validly issued and nonassessable shares of the Company’s common stock (the “Stock Issuance”) determined by dividing $1,600,000,000 by $10.46 (the volume weighted-average per share price of the Company’s common stock on the New York Stock Exchange, as reported by Bloomberg L.P., for the ten consecutive trading days ending on the last full trading day preceding the date of the Purchase Agreement, rounded to the nearest tenth of a cent). The Purchase Price is subject to certain customary adjustments.

The foregoing description of the Acquisition and the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 16, 2019 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 2.01 regarding the Stock Issuance is incorporated by reference into this Item 2.01. The Stock Issuance did not involve a public offering and was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 regarding the Stockholders’ Agreement is incorporated by reference into this Item 2.01. The description of the Stockholders’ Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stockholders’ Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Effective as of the Closing Date, pursuant to the terms of the Stockholders’ Agreement and as approved by the Board of Directors of the Company (the “Board”) on the Closing Date, D. Martin Phillips and Douglas E. Swanson, Jr. were appointed to fill two new positions on the Board and to serve thereon as independent directors. Accordingly, as of completion of the Acquisition, the Board has 12 members, consisting of the ten individuals serving on the Board prior to completion of the Acquisition, Mr. Phillips and Mr. Swanson. Mr. Phillips and Mr. Swanson will receive the standard annual benefits paid to each non-employee director which were disclosed in the Company’s definitive proxy statement for its 2019 Annual Meeting of Shareholders, filed with the SEC on March 3, 2019.

Mr. Phillips is expected to serve on the Nominating, Governance, and Environmental and Public Policy Committee. Mr. Swanson is expected to serve on the Board’s Compensation Committee.

Mr. Phillips and Mr. Swanson are not related to any officer or director of the Company. With respect to each of Messrs. Phillips and Swanson, there are no arrangements or understandings between such director and any other persons pursuant to which he will serve as a director, other than the Stockholders’ Agreement. There are no transactions or relationships between either Mr. Phillips or Mr. Swanson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Information with respect to the designations of Mr. Phillips and Mr. Swanson as the initial Investor Directors that Felix Parent designated to the board of directors of the Company immediately after the Closing, including biographical information regarding these individuals, is set forth in the Proxy Statement in the section entitled “Information About Felix—Felix Designated Directors”, which information is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 5, 2020, the Company held a special meeting (the “Special Meeting”) of its stockholders at which the proposals below were submitted. At the Special Meeting, 362,922,162 shares of Common Stock, or approximately 87% of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, were present in person or represented by proxy. The final voting results are disclosed below.

(1) Approval of the Stock Issuance Proposal.

	Shares Voted
For	Against	Abstentions
361,554,336	572,633	795,193

There were no broker non-votes on this proposal.

(2) Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal.

	Shares Voted
For	Against	Abstentions
326,316,010	35,703,731	902,421

Item 7.01 Regulation FD Disclosure.

On March 6, 2019, the Company issued a press release announcing the closing of the Acquisition and other matters. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the SEC.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report was required to be filed pursuant to Item 2.01.

(c) Exhibits

Exhibit No.	Document Description
2.1	Securities Purchase Agreement, dated as of December 15, 2019, by and between Felix Investments Holdings II, LLC and WPX Energy, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 16, 2019).

10.1	Stockholders’ Agreement, by and among WPX Energy, Inc., Felix Investment Holdings II, LLC, EnCap Energy Capital Fund X, L.P. and certain members of Felix Energy Holdings II, LLC’s management team, dated as of March 6, 2020.

10.2	Registration Rights Agreement, by and between WPX Energy, Inc. and Felix Investment Holdings II, LLC, dated as of March 6, 2020.

99.1	WPX Energy, Inc. press release dated March 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Corporate Secretary

March 6, 2020